Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


          We have issued our report dated May 7, 2002, accompanying the financial statements included in the Annual Report of APA Optics, Inc. on Form 10-K for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of APA Optics, Inc. on Forms S-8 (File No. 333-74214, effective November 30, 2001; File No. 333-44500, effective August 25, 2000; File No. 333-44488, effective August 25, 2000; and File No. 333-44486, effective August 25, 2000).



Minneapolis, Minnesota
June 12, 2002


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